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As filed with the Securities and Exchange Commission on October 29, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TransAlta Corporation

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

110-12th Avenue S.W.
Box 1900, Station "M"
Calgary, Alberta T2P 2M1
(Address of principal executive offices)

TransAlta Corporation Share Option Plan
(Full title of the Plan)

CT Corporation System
111 8th Avenue
13th FL
New York, New York 10011
(212) 894-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert A. Zuccaro, Esq.
Latham & Watkins
885 Third Avenue
New York, New York 10022
(212) 906-1200
(212) 751-4864 (fax)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Shares, no par value	1,000,000	$14.19	$14,190,000	$3,750

Common Share Purchase Rights	1,000,000

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of additional shares of common stock, no par value ("Common Stock"), of TransAlta Corporation which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2)
For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low sales for a share of Common Stock on the Composite Tape of the New York Stock Exchange on October 22, 2001.

(3)
In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the TransAlta Corporation Share Option Plan (the "Plan").

PART I

Item 1. Plan Information.

    Not required to be filed with this Registration Statement; being separately provided to plan participants as specified by Rule 428(b)(1).

Item 2. Registration Information and Employee Plan Annual Information.

    Not required to be filed with this Registration Statement; being separately provided to plan participants as specified by Rule 428(b)(1).

PART II

Item 3. Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (the "Commission") by TransAlta Corporation, a corporation organized pursuant to the laws of Canada (the "Company" or the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

  (a)
  The Company's registration statement on Form 40-F, filed with the Commission on July 11, 2001.

  (b)
  The Company's current report on Form 6-K, filed with the Commission on August 23, 2001.

  (c)
  The Company's current report on Form 6-K, filed with the Commission on October 19, 2001.

  (d)
  The description of the common stock of the Company contained in the Company's registration statement on Form 40-F filed on July 11, 2001.

    All documents filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

    Not applicable.

Item 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6. Indemnification of Directors and Officers.

    Section 124 of the Canada Business Corporations Act ("CBCA"), which governs the Registrant, provides that, except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant may with the approval of a court indemnify a person referred to above in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the Registrant or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) or (b) above. Notwithstanding the foregoing, a person referred to in Section 124(1) of the CBCA is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or body corporate if he was substantially successful on the merits in his defense of the action of proceeding and he fulfills the conditions set out in (a) and (b) above.

    A by-law of the Registrant provides that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise bylaw.

    The Registrant maintains a directors' and officers' liability policy which provides coverage to the Registrant for all directors' and officers' related claims, losses and cost in any year, subject to policy limits and deductibles.

    The Registrant has entered into indemnification agreements with each of its officers and directors pursuant to which they are indemnified to the fullest extent permitted by the CBCA. Pursuant to the terms of these agreements the Registrant maintains errors and omissions insurance for its officers and directors while they remain an officer or director and for a period of 10 years thereafter.

Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

Exhibit 4.1	Description of Securities being registered. (Filed as Exhibit 1 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made apart hereof).
Exhibit 4.2
Shareholder Rights Plan Agreement dated as of October 13, 1992 and Amended and Restated as of November 26, 1992 and February 12, 1998 between TransAlta Corporation and CIBC Mellon Trust Company, as Rights Agent. (Filed as Exhibit 2 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made a part hereof).

Exhibit 4.3
Shareholder Rights Plan Amending Agreement, dated as of May 14, 1998, between TransAlta Corporation and CIBC Mellon Trust Company, as Rights Agent. (Filed as Exhibit 3 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made a part hereof).
Exhibit 4.4
Shareholder Rights Plan Second Amending Agreement, dated as of May 3, 2001 between TransAlta Corporation and CIBC Mellon Trust Company, as Rights Agent. (Filed as Exhibit 4 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made a part hereof).
Exhibit 4.5	TransAlta Corporation Share Option Plan effective December 31, 1992, as amended June 2001.
Exhibit 5	Opinion of McCarthy Tétrault LLP as to the legality of the securities being registered.
Exhibit 23.1	Consent of Ernst & Young LLP.
Exhibit 23.2	Consent of McCarthy Tétrault LLP (contained in Exhibit 5).
Exhibit 24	Power of Attorney (included on the signature pages to the Registration Statement).

Item 9. Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on October 29, 2001.

TRANSALTA CORPORATION
By:	/s/ STEPHEN G. SNYDER Stephen G. Snyder President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints each of Stephen G. Snyder and Ian A. Bourne his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as of October 29, 2001.

Signature	Title

/s/ STEPHEN G. SNYDER Stephen G. Snyder	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ IAN A. BOURNE Ian A. Bourne	Executive Vice President, and Chief Financial Officer (Principal Financial Officer)
/s/ MARVIN J. WAIAND Marvin J. Waiand	Vice President and Treasurer (Principal Accounting Officer)
/s/ STANLEY JOSEPH BRIGHT Stanley Joseph Bright	Director
Roderick Sheldon Deane	Director

Signature	Title

/s/ JACK CAMERON DONALD Jack Cameron Donald	Director
/s/ JOHN THOMAS FERGUSON John Thomas Ferguson	Director
/s/ CHRISTOPHER HAMPSON Christopher Hampson	Director
/s/ CHARLES HAROLD HANTHO Charles Harold Hantho	Director
/s/ LOUIS DAVIES HYNDMAN Louis Davies Hyndman	Director
/s/ DONNA SOBLE KAUFMAN Donna Soble Kaufman	Director
/s/ JOHN SCOTT LANE John Scott Lane	Director
/s/ RALPH AMBROSE THRALL, JR. Ralph Ambrose Thrall, Jr.	Director

    Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on October 29, 2001.

CT CORPORATION SYSTEM
By:	/s/ VALERIE S. ALERTE Valerie S. Alerte Associate Customer Specialist

    Pursuant to the requirements of the Securities Act of 1933, as amended, the TransAlta Corporation Share Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on October 29, 2001.

TRANSALTA CORPORATION SHARE OPTION PLAN
By:	/s/ CHARLES HAROLD HANTHO Chairman of the Human Resources Committee, as Plan Administrator

Exhibit Index

Exhibit 4.1	Description of Securities being registered. (Filed as Exhibit 1 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made apart hereof).
Exhibit 4.2
Shareholder Rights Plan Agreement dated as of October 13, 1992 and Amended and Restated as of November 26, 1992 and February 12, 1998 between TransAlta Corporation and CIBC Mellon Trust Company, as Rights Agent. (Filed as Exhibit 2 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made a part hereof).
Exhibit 4.3
Shareholder Rights Plan Amending Agreement, dated as of May 14, 1998, between TransAlta Corporation and CIBC Mellon Trust Company, as Rights Agent. (Filed as Exhibit 3 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made a part hereof).
Exhibit 4.4
Shareholder Rights Plan Second Amending Agreement, dated as of May 3, 2001 between TransAlta Corporation and CIBC Mellon Trust Company, as Rights Agent. (Filed as Exhibit 4 to TransAlta Corporation's Form 40-F dated July 11, 2001 (File No. 1-15214) and incorporated by reference and made a part hereof).
Exhibit 4.5	TransAlta Corporation Share Option Plan effective December 31, 1992, as amended June 2001.
Exhibit 5	Opinion of McCarthy Tétrault LLP as to the legality of the securities being registered.
Exhibit 23.1	Consent of Ernst & Young LLP.
Exhibit 23.2	Consent of McCarthy Tétrault LLP (contained in Exhibit 5).
Exhibit 24	Power of Attorney (included on the signature pages to the Registration Statement).

QuickLinks

110-12th Avenue S.W. Box 1900, Station "M" Calgary, Alberta T2P 2M1 (Address of principal executive offices)
TransAlta Corporation Share Option Plan (Full title of the Plan)
CALCULATION OF REGISTRATION FEE
PART I
PART II
SIGNATURES
POWER OF ATTORNEY
Exhibit Index